Exhibit 2.0
                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into on March 19, 2001 by and among Daniel N. Smith and Leslie Livingston, and assigns (collectively the "Buyer"), BREAKTHROUGH TECHNOLOGY PARTNERS I, INC., a Delaware corporation ("BTP"), and DOTCOM INTERNET VENTURES LTD. ("Shareholder").

                                   RECITALS:
                                   --------
         A. The Shareholder own five million (5,000,000) shares of the $0.0001 par value per share common stock (the "BTP Common stock") of BTP, which represents 100% of all the outstanding BTP Common Stock.

         B. The Shareholder desire to sell five million (5,000,000) shares of the BTP Common Stock (the "Shares"), which represents 100% of all of the outstanding BTP Common Stock, in exchange for Twenty Five Thousand (US $25,000) on terms and conditions set forth herein.

                                   AGREEMENT:
                                   ---------
         NOW, THEREFORE, in consideration of the mutual agreements, covenants and promises set forth herein for certain other good and valuable consideration, the receipt and adequacy which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


         1. STOCK PURCHASE, PURCHASE PRICE AND RELATED TRANSACTIONS
            -------------------------------------------------------

            1.1 Purchase Price and Sale. Buyer shall acquire and the Shareholder shall sell the Shares to Buyer.

            1.2 Purchase Price. In consideration of the purchase by Buyer of the Shares, Buyer shall pay to the Shareholder at the Closing (as defined herein) the aggregate purchase price of Twenty Five Thousand Dollars (US $25,000)(the "Purchase Price").

            1.3 Closing and Effective Date. The closing shall take place at the offices of Robert Laskowski, Esq., Attorney at Law, 1001 Southwest 5th Ave, Suite 1300, Portland, OR 97204 (the "Closing"). The date of the Closing is the date hereof and is referred to herein as the "Closing Date".

         2. ADDITIONAL AGGREMENTS
            ---------------------

            2.1 Compliance with Obligations. The Shareholder shall cause BTP to comply with all obligations of BTP under this Agreement.

            2.2 Confidential Treatment of Information. From and after the date hereof, the parties hereto shall and shall cause the representatives to hold in confidence this Agreement (including the Schedules hereto), all matters relating hereto and all data and information obtained with respect to the other parties and their business, except such data or information as is published or is a matter of public record, or as compelled by legal process.

            2.3 Public Announcements. The parties will consult with each other before issuing any press releases or otherwise making any public statement with respect to this Agreement or any of the transactions contemplated hereby and no party will issue any such press release or make any such public statement without the prior written consent of the other parties, except as may be required by law or by the rules and regulations of any governmental authority or securities exchange.

            2.4 Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of the Agreement, including without limitations, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Shares to Buyer and to consummate the transactions contemplated by this Agreement.


        3. REPRENTATIONS, COVENANTS AND WARRANTIES OF THE SHAREHOLDER AND BTP.
           ------------------------------------------------------------------

            To further induce Buyer to enter into the Agreement and to consummate the transactions contemplated hereby, BTP and Shareholder each hereby jointly and severally represent and warrant to and covenant with Buyer as follows:

            3.1 Organization and Qualification: Absence of Subsidiaries. BTP is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and in any other jurisdiction where qualification is necessary or required and has requisite power and authority to own, lease and operate its properties and to carry on its business as it is currently being conducted. BTP is in good standing in the State of Delaware.

            3.2 Capitalization and Related Matters.

               3.2.1 Shares; Capitalization. The authorized capital stock of BTP consists solely of 100,000,000 shares of common stock, $0.0001 par value per share of which 5,000,000 shares are issued and outstanding and none are held in its treasury. All the Shares are owned of record, legally and beneficially by the Shareholder. The Shares are free and clear of any and all security interests, encumbrances, and rights of any kind or nature whatsoever (collectively, "Encumbrances"), and upon delivery of the Shares hereunder, Buyer will acquire title thereto, fee and clear of any and all Encumbrances.

               There exist no Securities Rights (as defined herein) with respect to the BTP Common Stock. All rights and powers to vote the Shares are held exclusively by the Shareholder. All of the BTP Common Stock is validly issued, fully paid and nonassessable, was not issued in violation of the terms of any agreement of other understanding, and was issued in compliance with all applicable federal and state securities or "blue sky" laws and regulations. The certificated representing the Shares to be delivered to Buyer at the Closing are, and the signatures and endorsements thereof or stock powers relating thereto will be, valid and genuine. For the purposes of this section, "Securities Rights" means, with respect to the BTP Common Stock (whether issued or unissued) or any other securities convertible into or exchangeable for BTP Common Stock, and includes all written and unwritten contractual rights relating to the issuance, sale, assignment, transfer, purchase, redemption, conversion, exchange, registration or voting of the BTP Common Stock and all rights conferred by BTP's governing documents and by any applicable agreement.

               3.2.2 Liabilities and Obligations. BTP has no debt, obligation or liability, absolute, fixed, contingent or otherwise, of any nature whatsoever, whether due or to become due, including any unasserted claim, whether incurred directly or by any predecessor thereto, and whether arising out of any act, omission, transaction, circumstance, state of facts or other condition.

            3.3 Articles of Incorporation and By-Laws. BTP has heretofore made available to Buyer a complete and correct copy of the Articles of Incorporation and the By-Laws of BTP. Such Articles of Incorporation and By-Laws are in full force and effect.

            3.4 Authority Relative to This Agreement. BTP and Shareholder has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. Shareholder has full right and capacity to enter into this Agreement and to carry out his obligations hereunder. The execution and deliver of the Agreement by BTP and Shareholder, the performances by Shareholder of their obligations hereunder and the consummation by BTP of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of BTP or such Shareholder as are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by BTP and Shareholder and constitutes the legal, valid and binding obligations of BTP and Shareholder, enforceable against BTP and Shareholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

            3.5 Financial Statements. True and complete copies of the audited balance sheet of BTP for the fiscal period ended as of July 31, 2000 (the "Balance Sheet Date") and the related audited statements of income, stockholders' equity and cash flows for the periods then ended, and the audited balance sheets of BTP and the related statements of operations, stockholders' equity and cash flows then ended, with all related notes and schedule thereto, accompanied by the reports thereon by BTP's accountants (collectively referred to herein as the "BTP Financial Statements") have been delivered by BTP. The BTP Financial Statements (i) were prepared in accordance with the books of account and other financial records of BTP, (ii) present fairly the financial condition and results of operations of BTP as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto) applied on a basis consistent with the past practices of BTP and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of BTP and the results of the operation of BTP as of the dates thereof or for the periods covered thereby.

            3.6 Absence of Litigation. There is no legal or administrative action or proceeding pending or, to the knowledge of BTP or the individual Shareholder after reasonable investigation, threatened against BTP or the Shares.

            3.7 Taxes. BTP has (a) filed all federal, state, local and foreign tax returns required to be filed by it prior to the date of this Agreement (taking into account extensions), and (b) paid or accrued and Taxes. For purposes of this Agreement, "Tax" or Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature or excise, withholding, ad valerem, stamp, transfer, value added or gains taxes, license, registration and documentation fees, and custom duties, tariffs and similar charges.

            3.8 Execution; No Inconsistent Agreements; Etc.

               3.8.1 This Agreement is a valid and binding agreement of BTP and Shareholder, enforceable against each of them in accordance with its terms.

               3.8.2 The execution and delivery of this Agreement by the Shareholder and BTP does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or by-laws of BTP, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which BTP or Shareholder is party, pursuant to which BTP or Shareholder otherwise receives benefits, or to which any of the properties of BTP or Shareholder is subject.

            3.9 Corporate Records. The statutory records, including the stock register and minute books of BTP, fully reflect all issuances, transfers and redemptions of their capital stock, correctly show and will correctly show the total number of share of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, and their by-laws as amended and currently in force.

            3.10 Absence of Changes. Except as described in Schedule 3.10, from the Balance Sheet Date to the date of this Agreement, there has been no adverse change in the business, assets, liabilities, results of operations or financial conditions of BTP.

            3.11 Contingencies. There are no actions, suits, claims, or proceedings pending, or, to the knowledge of BTP and Shareholder after reasonable investigation, threatened against, by or affecting BTP in any court or before any arbitrator or governmental agency or which could adversely effect the right or ability of BTP or the Shareholder to consummate the transactions contemplated hereby. To the knowledge of Shareholder after reasonable investigation, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against BTP. There are no unsatisfied judgments against BTP and no consent decrees or similar agreements to which BTP is subject.

            3.12  Environmental  Matters.  Except as disclosed in Schedule 3.12;
(i) BTP is not in violation, in any material respect, of any Environmental Law (as defined herein); and (ii) BTP is not liable or responsible for any clean up, fines, liability or expense arising under any Environmental Law, as a result of the disposal of Wastes or other materials in or on the property of BTP (whether owned or leased), or in or on any other property, including property no longer owned, leased, or used by BTP. As used herein, (a) "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or Superlien" law or other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree (foreign or domestic) regulating, relating to, or imposing liability or standards of conduct concerning, Wastes, or the environment; and (b) "Wastes" means and includes any hazardous, toxic or dangerous waste, liquid, substance or material (including petroleum products and derivatives), the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

            3.13 Full Disclosure. No representation or warranty of BTP or the Shareholder contained in this Agreement, and none of the statements or information concerning BTP contained in this Agreement and any Exhibits and Schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


        4. REPRESENTATIONS AND WARRANTIES OF BUYER
           ---------------------------------------

        To induce BTP and the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer represents and warrants to and covenants with BTP and the Shareholder as follows:

            4.1 [INTENTIONALLY OMITTED]

            4.2 Execution; No Inconsistent Agreements;Etc.

               4.2.1 The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been or will be prior to the Closing Date duly and validly authorized and approved by Buyer and this Agreement is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as such enforcement may be limited to bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

               4.2.2 The execution and delivery of the Agreement by Buyer does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter by-laws of Buyer, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Buyer or any of its subsidiaries is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

               4.2.3 Contingencies. There are not actions, suits, claims or proceedings pending or, to Buyer's knowledge, threatened, against, by or affecting Buyer in any court or before any arbitrator or governmental agency which could materially and adversely affect the right or ability of Buyer to consummate the transactions contemplated hereby.

               4.2.4 Full Disclosure. No representation or warranty of Buyer contained in this Agreement, and none of the statements or information concerning Buyer contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5. INDEMNIFICATION
           ---------------

            5.1 Indemnification by Shareholder and BTP. Subject to Section 5.3, the Shareholder and BTP (hereinafter collectively called the "Indemnitor") shall jointly and severally defend, indemnify and hold harmless Buyer, its direct and indirect parent corporations, subsidiaries (including BTP after Closing) and affiliates, their officers, directors, employees and agents (hereinafter collectively called "Indemnitee") against and in respect of may and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorney's fees and amounts paid in settlement (collectively, "Indemnified
Losses"), suffered or incurred by any Indemnitee by reason or, or arising out of:

               a) any misrepresentation, breach of warranty or breach of non-fulfillment of any agreement of any Shareholder or BTP contained in this Agreement or in any certificate, schedule, instrument or document delivered to Buyer by or on behalf of Shareholder or BTP pursuant to the provisions of the Agreement (without regard to materiality thresholds contained therein); and

               b) any liabilities of BTP of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, not reflected or reserved against in full in the BTP Financial Statements.

            5.2  Indemnification  by  Buyer,   Subject  to  Section  5.3,  Buyer
(hereinafter called the "Indemnitor") shall defend, indemnify and hold harmless Shareholder and BTP (hereinafter called "Indemnitee") against and in respect of any and all loss, damage, liability, cost and expense, including reasonable attorney's fees and amounts paid in settlement (collectively, "Indemnified Losses"), suffered or incurred by Indemnitee by reason of or arising out of:

               a) any misrepresentation, breach of warranty or breach or non-fulfillment of any material agreement of Buyer contained in this Agreement or is any other certificate, schedule, instrument or document delivered to the Shareholder by or on behalf of Buyer pursuant to the provisions of this Agreement; and

               b) any liabilities of BTP of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise arising from Buyer's ownership of BTP after Closing, but only so long as such liability is not the result of an act or omission of BTP, or any Shareholder occurring prior to Closing.

            5.3 Limitations on Indemnification. The aggregate liability of the Shareholder after Closing for Indemnified Losses shall not exceed an amount equal to the Purchase Price paid to the Shareholder. The aggregate liability of Buyer after Closing for Indemnified Losses shall not exceed an amount equal to the Purchase Price paid to the Shareholder.

        6. MISCELLANEOUS
           -------------

            6.1 Notices.

               6.1.1 All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered in person or if sent by Federal Express (or other similar recognized overnight courier service) to the parties at the following addresses:

                        a) If to Shareholder:

                           DotCom Internet Ventures Ltd.
                           1422 Chestnut Street, Suite #410
                           Philadelphia PA  19102-2510
                           Attention: William Tay, President

                        b) If to Buyer:

                           32700 Northeast Lesley Road
                           Newburg OR  97132
                           Attention: Daniel N. Smith

                           Or

                           P.O. Box 439060
                           PMB # 109
                           San Diego CA 92143-9060
                           Attention: Leslie Livingston

                           With a copy to:

                           Robert Laskowski, Esq.
                           1001 Southwest 5th Avenue
                           Suite 1300
                           Portland OR  97204

               6.1.2. Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

            6.2 Survival. The representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect and survive after the Closing.

            6.3 Counterparts: Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules and Exhibits hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by a written instrument signed by or on behalf of all parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement "herein," "hereby," "hereof," "hereunder," "herewith," "hereafter," and "hereinafter" and similar words refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

            6.4 Governing Law; Venue. The validity and effect of the Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the appropriate state or federal court in Philadelphia, Pennsylvania. Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court located in Philadelphia, Pennsylvania, and each party irrevocably waives any objections it may have to such venue, including without limitation, an objection based on the assertion that such venue constitutes an inconvenient forum.

            6.5 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with the subject matter hereof, and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replace by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

            6.6 Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

            6.7 Headings. The headings as to contents of particular paragraph of the Agreement are inserted for convince only and shall not be construed as a part of this Agreement or as a limitation of scope of any terms or provisions of this Agreement.

            6.8 Expenses. Except as otherwise expressly provided herein, all legal other other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer or the Shareholder as each party incurs such expenses, and non of such expenses shall be charged to or paid by BTF.

            6.9 Finder's Fees. Buyer represents to the Shareholder that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by Buyer to be paid for or on account of the transactions contemplated hereby. Shareholder represents to Buyer that no broker, agent, finder or other party has been retained by Shareholder or BTP in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Shareholder or BTP to be paid for or on account of the transactions contemplated hereby.

            6.10 Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

            6.11 Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

            6.12 Attorney's Fees. In the event of any litigation or other proceeding arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorney's fees and court costs from the other party or parties.

            6.13 NO JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIOANLLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN_ OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement or caused this Stock Purchase Agreement to be duly executed by their duly authorized officers as of the date first above written.


                                 BUYER:

                                 By:/s/DANIEL N. SMITH
                                    ------------------------------------
                                 Daniel N. Smith


                                 BUYER:

                                 By:/s/LESLIE LIVINGSTON
                                    ------------------------------------
                                 Leslie Livingston


                                 BREAKTHROUGH TECHNOLOGY PARTNERS I. INC.

                                 By:/s/WILLIAM TAY
                                    ------------------------------------
                                 Name: William Tay
                                 Title: President


                                 SHAREHOLDER:

                                 DOTCOM INTERNET VENTURES LTD.

                                 By:/s/WILLIAM TAY
                                    ------------------------------------
                                 Name: William Tay
                                 Title: President